Exhibit 99.1
Contact:	Michael Mitchell Investor Relations The Medicines Company 973-290-6000 investor.relations@themedco.com
FOR IMMEDIATE RELEASE:

The Medicines Company Provides Update on PTO Litigation
PARSIPPANY, NJ, March 19, 2010 — The Medicines Company (NASDAQ: MDCO) today provided an update on actions by the U.S. Patent and Trademark Office (the “PTO”) related to the Company’s application pursuant to the Hatch-Waxman Act to extend the term of United States Patent No. 5,196,404 (the “‘404 patent”), the principal U.S. patent that covers Angiomax.
On March 16, 2010, the U.S. District Court for the Eastern District of Virginia set aside PTO’s prior denial of The Medicines Company’s patent term extension application and sent the matter back to the PTO for reconsideration. The Court further ordered that the PTO take the actions necessary to ensure that ‘404 patent does not expire pending resolution of the proceedings.
On March 18, 2010, the PTO granted an interim extension of the ‘404 patent through and including May 23, 2010.
On March 19, 2010, the PTO issued a decision again denying the Company’s application for patent term extension for the ‘404 patent. The Company has confirmed that the interim extension of the ‘404 patent remains in effect through and including May 23, 2010 and that the ‘404 patent will not expire on March 23, 2010.
Notices of these actions by the PTO were posted separately to the PTO’s public PAIR website on March 19, 2010.
With the interim extension of the ‘404 patent in effect, The Medicines Company is considering its options, including court challenges, and plans to continue its efforts to extend the term of the ‘404 patent.
About The Medicines Company
The Medicines Company (NASDAQ: MDCO) is focused on advancing the treatment of critical care patients through the delivery of innovative, cost-effective medicines to the
The Medicines Company 8 Sylvan Way Parsippany, New Jersey 07054 Tel: (973)290-6000 Fax: (973)656-9898

worldwide hospital marketplace. The Company markets Angiomax® (bivalirudin) in the United States and other countries for use in patients undergoing coronary angioplasty, and Cleviprex® (clevidipine butyrate) injectable emulsion in the United States for the reduction of blood pressure when oral therapy is not feasible or not desirable. The Company’s website is www.themedicinescompany.com.
Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions, including the Company’s preliminary revenue results, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, the Company’s ability to develop its global operations and penetrate foreign markets, whether the Company’s products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results, risks associated with the establishment of international operations, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Annual Report on Form 10-K filed on March 16, 2010, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.
The Medicines Company 8 Sylvan Way Parsippany, New Jersey 07054 Tel: (973)290-6000 Fax: (973)656-9898